Exhibit 10.2

THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE  SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

BIOZONE PHARMACEUTICALS, INC.
CONVERTIBLE PROMISSORY NOTE

$500,000	September 22, 2011

BIOZONE PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to [Name] or its assigns (the “Holder”), the principal amount of five hundred thousand Dollars ($500,000) (the “Principal Amount”), together with interest (computed on the basis of a 365-day year for the actual number of days elapsed) from the date hereof on the unpaid balance of such Principal Amount from time to time outstanding at the rate of ten percent (10%) per annum (“Interest”) until paid in full or converted as provided herein.

This Note is issued pursuant to the terms of the Securities Purchase Agreement, by and between the Company and the purchaser signatory thereto, dated the date hereof (the “Purchase Agreement”), which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of an Event of Default (as defined therein).  Capitalized terms used herein but otherwise not defined shall have the definitions ascribed to them in the Purchase Agreement.

1.           Repayment of the Note.  The Principal Amount outstanding hereunder shall be payable in cash on the earlier of (a) six (6) months from the date hereof and (b) the closing date of the PIPE Offering (such earlier date being the “Maturity Date”).  The entire Principal Amount and all accrued and unpaid Interest shall be due and payable on the earlier of (1) the Maturity Date and (2) the occurrence of an Event of Default (as defined below).

2.           No Prepayment of the Note.  The Principal Amount and Interest thereon shall not be prepaid in whole or in part by the Company, except in connection with the consummation of the PIPE Offering, in which case the Holder shall elect, at its sole option, either to (1) convert all of the Principal Amount then outstanding, plus all accrued and unpaid Interest thereon, into the PIPE Securities at a price per share or unit, as the case may be, equal to 70% of the PIPE Share Price (a “PIPE Conversion”) or (2) require the Company to repay the Principal Amount then outstanding plus all accrued and unpaid Interest on the Note in cash (a “PIPE Redemption”).

3.           Mechanics of Conversion or Redemption.  The Company shall cause notice of the closing of the PIPE Offering to be mailed to the Holder in accordance with the notice provisions of the Purchase Agreement at least five (5) days prior to the closing of such PIPE Offering.  Promptly upon receipt of such notice, the Holder shall notify the Company of its election of a PIPE Conversion or a PIPE Redemption, the Principal Amount and accrued and unpaid Interest to be converted or redeemed, as applicable, and the date on which such election shall be effective (the “Election Notice”).  The Company shall, (a) in the event of a PIPE Redemption, pay the Principal Amount and all accrued and unpaid Interest thereon as set forth in such Election Notice or, (b) in the event of a PIPE Conversion, issue and deliver to the Holder, or to its nominees, a certificate or certificates for the number of shares of capital stock or units, as applicable of the PIPE Securities (the “Conversion Stock”) to which the Holder is entitled.

4.           No Fractional Shares.  No fractional shares of Conversion Stock shall be issued by the Company.  In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up to the nearest whole share of Conversion Stock.

5.           Termination of Rights Under this Note.  This Note shall no longer be deemed to be outstanding, and all rights with respect to this Note shall immediately cease and terminate, upon receipt by the Holder of (a)(i) the Principal Amount outstanding and all accrued and unpaid Interest thereon, in the event of a PIPE Redemption or, (ii) the Conversion Stock, in the event of a PIPE Conversion, and (b) the Target Transaction Payment and Early Penalty Payment, if applicable.

6.           Taxes or other Issuance Charges.  The Company shall pay any and all taxes or other expenses that may be payable in respect of any issuance or delivery of the Conversion Stock in the event of a PIPE Conversion.

7.           Event of Default.  Upon the occurrence at any time of any Event of Default, the entire unpaid Principal Amount and all accrued and unpaid Interest thereon, shall become immediately due and payable in cash without notice or demand.

8.           Non-Waiver.  The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date.  No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

9.           Waiver by the Company.  The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note, except as specifically provided herein.

10.           Usury Savings Clause.  The Company and the Holder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company’s and Holder’s express intention that the Company not be required to pay Interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 10 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the balance of the Principal Amount of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

11.           Holder Not a Stockholder.  The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company until such time as this Note has been converted, at which time the Holder shall be deemed to be the holder of record of the Conversion Stock, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Stock shall not then have been actually delivered to the Holder.

12.           Miscellaneous.

(a)           Governing Law; Venue.  This Note shall be governed by and interpreted in accordance with the Uniform Commercial Code as from time to time in effect in the State of Nevada as to matters within the scope thereof, and, with respect to all other matters, shall be governed by and interpreted in accordance with the laws of the State of New York, without regard for any conflict of laws. The Company irrevocably consents to the exclusive jurisdiction of any Federal or State of New York sitting in New York County, New York in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

(b)           Successors and Assigns.  This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or any portion of its rights hereunder to its Affiliate without such consent by giving written notice of such assignment to the Company.  Assignment of all or any portion of this Note in violation of this Section shall be null and void.

(c)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in accordance with Section 8(c) of the Purchase Agreement.

(d)           Amendment; Waiver.  No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holder.

(e)           Invalidity.  Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invaliding the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)           Section and Paragraph Headings.  The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Note.

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

BIOZONE PHARMACEUTICALS, INC.

By:	/s/ Elliot Maza
Name:	Elliot Maza
Title:	Chief Executive Officer and CFO